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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our reports dated March 20, 2003 relating to the consolidated financial statements and consolidated financial statement schedule of NETGEAR Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


San Jose, California
July 30, 2003